EXHIBIT 99.1


          CHRONIMED REPORTS FISCAL 2003 FOURTH QUARTER AND YEAR RESULTS
                    REPORTS RECORD QUARTER AND ANNUAL REVENUE
             FOURTH QUARTER EPS of $0.11 and FULL YEAR EPS OF $0.40

MINNEAPOLIS, AUGUST 12, 2003 -- Chronimed Inc. (Nasdaq: CHMD) today reported fiscal 2003 financial results for the fourth quarter and year ended June 27, 2003.

Fourth Quarter Results

The Company reported record revenue along with strong earnings in its fiscal 2003 fourth quarter ended June 27, 2003. Total Company revenue was $115.4 million for the quarter, up $14.3 million or 14.1% from $101.1 million in the prior year's fourth quarter. Reported net income was $1.4 million, or $0.11 per share, compared to $2.5 million or $0.21 per share in prior year's fourth quarter. On a pro-forma basis, net income for the quarter was up 39.2% and earnings per share were up 37.5%, compared to prior year's fourth quarter. Pro-forma net income in the year ago quarter was $1.0 million, or $0.08 per share, which excludes a $0.8 million after tax charge for store closings and a $2.3 million after tax gain from the collection of a note receivable.

Henry F. Blissenbach, Chronimed's Chairman and Chief Executive Officer commented, "We had a very strong fourth quarter, capping an excellent year. Our year-over-year results were up significantly in revenue, earnings and cash flow. Fuzeon, the new HIV medication from Roche and Trimeris, is performing well in the marketplace. Also, importantly, our sales and marketing investments in this quarter coupled with our focus on disease management services create significant opportunity as we enter fiscal 2004."

Total Year Results

For the fiscal year ended June 27, 2003, total Company revenue was a record $435.7 million, up $38.3 million or 9.6% from $397.4 million in fiscal 2002. Fiscal 2003 reported net income was $5.0 million, or $0.40 per share, an increase from $3.7 million or $0.30 per share in fiscal 2002. On a pro-forma basis, net income for the year was up 39.7% and earnings per share were up 37.9%, compared to prior year. Pro-forma net income for fiscal 2002 was $3.6 million, or $0.29 per share, which excludes $2.2 million in after tax charges related to the StatScript retail business and $2.3 million in after tax other income from collection of a note receivable.

Further Discussion of Fourth Quarter Results

Fourth quarter revenue from the Company's StatScript stores grew $8.0 million to a record $66.7 million, or 13.7%, while revenue from mail service grew $6.3 million to a record $48.7 million, or 14.8% over last year's fourth quarter. StatScript continues its strong performance in both HIV and organ transplant medications. Total StatScript revenue growth, adjusted for closed stores in last year's fourth quarter, was 20.5%. Most of the mail service growth is attributed to Fuzeon sales, with gains from the new injectables and transplant sales teams expected in fiscal 2004.

Gross profit for the fourth quarter increased $1.8 million, or 14.5%, to $13.9 million compared to $12.1 million in the same period a year ago. Gross margin for the fourth quarter was 12.0%, unchanged from the year ago period. The Company's gross margin is benefiting from closer relationships with pharmaceutical manufacturers, which is helping to offset continuing payor reimbursement pressures.

Reported operating expenses were $11.7 million, or 10.2% of revenue in the fourth quarter of fiscal 2003 compared to $12.1 million or 12.0% in the prior year quarter. Excluding the $1.3 million pre-tax impact from store closing costs in fiscal 2002, operating expenses were $10.8 million or 10.7% of revenue.

Other highlights for fourth quarter June 2003 include:

     o    Successful roll out of the Fuzeon Progressive Distribution Program
     o Fully staffed sales teams as of June 2003, focused on HIV, transplant and injectable medications
     o    Finalized Cardinal wholesaler agreement, to be implemented August 2003
     o Excellent receivables performance--June 2003 DSO at 34 days against 44 prior year


Cash Flow and Borrowings

Chronimed generated $8.4 million in cash flow from operations in the current fourth quarter and $17.5 million for the year. The Company had $22.9 million of cash on hand and no outstanding borrowings on its $30 million line of credit at the end of the current quarter.

Financial Guidance for Fiscal 2004

The Company reiterates its fiscal 2004 guidance for revenue, excluding Fuzeon, to be in the range of $480 to $490 million, and for earnings, excluding Fuzeon, to be in the range of $0.46 to $0.48 per share. The Company believes that Fuzeon revenue and earnings will provide upside to this base business forecast, however, because the Fuzeon product launch is in its early stages, the Company does not have sufficient data, at this time, to provide a meaningful quantification for Fuzeon to include in guidance for fiscal 2004.

Conference Call Information

Chronimed invites interested parties to participate in the fourth quarter financial results conference call on Wednesday, August 13, 2003, 10:00 a.m. EDT. To participate in the conference call, dial 212-346-6390 at least five to ten minutes prior to the scheduled time, and follow the operator's instructions. The conference call will also be webcast live over the Internet. To participate, logon to the Company's website at www.chronimed.com.

If you are unable to join the live call, it will be archived on Chronimed's website. In addition, a recording of the conference call will be available for a 24-hour period beginning at 12:00 p.m. EDT. To access the replay during this period, call 800-633-8284 or 402-977-9140 and enter reservation number 21156922.

ABOUT CHRONIMED INC.
Chronimed Inc. is a disease-focused drug distribution company serving the prescription drug needs of people with chronic health conditions. The Company distributes pharmaceuticals and provides specialized patient management services nationwide for people with chronic conditions such as HIV/AIDS, organ transplant and diseases treated with biotech injectable medications. Chronimed works directly with patients, providers, payors, manufacturers and wholesalers to improve clinical and cost-of-care outcomes. Chronimed's web site address is www.chronimed.com.

Information contained in this press release and associated schedules, other than historical or current facts, should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements reflect management's current views of future events and financial performance that involve a number of risks and uncertainties. These factors include, but are not limited to, the following: our ability to maintain satisfactory on-going arrangements with drug manufacturers and wholesalers, and their ability to satisfy our volume, pricing, and product requirements; decrease in demand for drugs we handle; changes in Medicare or Medicaid reimbursement, rules and regulations; loss of relationships with, and/or significant reductions in reimbursements from, payors (including Aetna or other large contracts); negative cost containment trends or financial difficulties by our payors; changes in or unknown violations of various federal, state, and local regulations; costs and other effects of legal or administrative proceedings; the adoption of new or changes to existing accounting policies and practices and the application of such policies and practices; the amount and rate of growth in our selling, general and administrative expenses; the impairment of a significant amount of our goodwill; the effects of and changes in, trade, monetary and fiscal policies, laws and regulations; other activities of government agencies; our ability to obtain competitive financing to fund operations and growth; continuing qualifications to list our securities on a national stock exchange; developments in medical research affecting the treatment or cure of conditions for which we distribute medications; the ability of management and accounting controls to assure accurate and timely information; computer system, software, or hardware failures or malfunctions; heightened competition; and loss or retirement of key executives or changes in ownership. These and other risks and uncertainties are discussed in further detail in the cautionary statement filed as Exhibit 99.1 as part of Chronimed's annual report and Form 10-K filed with the Securities and Exchange Commission.

Contact:

Chronimed Inc.
Investor Relations
Brad Schumacher, (952) 979-3942
                                     (more)

                                 CHRONIMED INC.
               Reconciliation of Reported Financials to Pro-forma
                    (in thousands, except per share amounts)
                                   (Unaudited)


                                                                   THREE MONTHS ENDED           FISCAL YEAR ENDED
                                                                 JUNE 27,      JUNE 28,      JUNE 27,       JUNE 28,
                                                                   2003          2002          2003           2002
                                                               ------------  ------------  ------------  -------------
Income from operations -- as reported                              $ 2,168          $ 10       $ 7,727        $ 1,858
One-time charges (1)                                                     -         1,294             -          3,524
                                                               ------------  ------------  ------------  -------------
Pro-forma income from operations                                   $ 2,168       $ 1,304       $ 7,727        $ 5,382
                                                               ============  ============  ============  =============

Net income -- as reported                                          $ 1,394       $ 2,540       $ 4,985        $ 3,737
One-time charges (1)                                                     -           796             -          2,167
Gain on collection of note receivable (2)                                -        (2,335)            -         (2,335)
                                                               ------------  ------------  ------------  -------------
Pro-forma net income from continuing operations                    $ 1,394       $ 1,001       $ 4,985        $ 3,569
                                                               ============  ============  ============  =============

Fully diluted earnings per share:
Net income -- as reported                                           $ 0.11        $ 0.21        $ 0.40         $ 0.30
One-time charges (1)                                                     -          0.06             -           0.18
Gain on collection of note receivable (2)                                -         (0.19)            -          (0.19)
                                                               ------------  ------------  ------------  -------------
Pro-forma net income from continuing operations                     $ 0.11        $ 0.08        $ 0.40         $ 0.29
                                                               ============  ============  ============  =============

Average shares outstanding - diluted                                12,754        12,371        12,512         12,342
                                                               ============  ============  ============  =============


(1) Reflects special charges in fiscal 2002 related to the StatScript retail business for the costs of transferring the Kansas City retail headquarters to Minneapolis, store closing costs and costs associated with the fiscal 2001 financial restatement.
(2) Reflects the gain on the June 2002 collection of a previously reserved note receivable from the buyer of the Home Service Medical business.

                                 CHRONIMED INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                    THREE MONTHS ENDED                          YEAR ENDED
                                               ----------------------------       -----------------------------------
                                                June 27,          June 28,             June 27,            June 28,
                                                  2003              2002                 2003               2002
---------------------------------------------------------------------------       -----------------------------------
Revenue
   Mail Service                                 $ 48,683          $ 42,424             $ 181,773           $ 173,202
   Retail                                         66,697            58,671               253,940             224,235
---------------------------------------------------------------------------------------------------------------------
      Total revenue                              115,380           101,095               435,713             397,437
                     Yr to Yr Growth               14.1%                                    9.6%

Cost of revenue                                  101,496            88,974               382,591             349,705
---------------------------------------------------------------------------------------------------------------------
        Gross profit                              13,884            12,121                53,122              47,732
                     % of Revenue                  12.0%             12.0%                 12.2%               12.0%
Operating expenses
    Selling and marketing                          1,047               776                 3,790               3,329
    General and administrative (1)                 9,868            10,276                38,401              39,041
    Bad debt expense                                 801             1,059                 3,204               3,504
---------------------------------------------------------------------------------------------------------------------
        Total operating expenses                  11,716            12,111                45,395              45,874
                     % of Revenue                  10.2%             12.0%                 10.4%               11.5%

Income from operations                             2,168                10                 7,727               1,858
                     % of Revenue                   1.9%              0.0%                  1.8%                0.5%

Interest income                                       65               115                   311                 493
Interest expense                                       -                 -                     -                (389)
Other income (2)                                       -             3,797                     -               3,906
---------------------------------------------------------------------------------------------------------------------

Income before income taxes                         2,233             3,922                 8,038               5,868
Income tax expense                                  (839)           (1,382)               (3,053)             (2,131)
---------------------------------------------------------------------------------------------------------------------
Net income                                       $ 1,394           $ 2,540               $ 4,985             $ 3,737
---------------------------------------------------------------------------------------------------------------------
                     % of Revenue                   1.2%              2.5%                  1.1%                0.9%
Basic and diluted net
     income per share                            $  0.11           $  0.21               $  0.40             $  0.30
---------------------------------------------------------------------------------------------------------------------

Basic weighted-average shares                     12,368            12,336                12,356              12,321
Diluted weighted-average shares                   12,754            12,371                12,512              12,342




(1) The three month period and year ended June 28, 2002, respectively, includes a $1,294,000 and $3,524,000 charge related to the StatScript retail business for costs of transferring the Kansas City retail headquarters to Minneapolis, store closing costs and costs associated with the fiscal 2001 financial restatement.
(2) The three month period and year ended June 28, 2002 includes a $3,797,000 gain on the June 2002 collection of a note receivable from the buyer of Home Service Medical (HSM).

                                 CHRONIMED INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                   JUNE 27,               JUNE 28,
YEAR ENDED                                                                           2003                   2002
------------------------------------------------------------------------------------------------------------------
ASSETS
Current assets
    Cash and cash equivalents                                                      $ 22,854               $ 6,306
    Accounts receivable (net of allowances of $5,940 and $8,923
        at June 27, 2003 and June 28, 2002, respectively)                            40,001                44,461
    Inventory                                                                         8,614                 8,334
    Prepaid expenses                                                                  1,071                 1,062
    Deferred taxes                                                                    2,607                 3,437
------------------------------------------------------------------------------------------------------------------
        Total current assets                                                         75,147                63,600

Property and equipment, net                                                           4,487                 5,485

Goodwill                                                                             30,233                30,233
Other assets, net                                                                       133                   177
------------------------------------------------------------------------------------------------------------------
        Total assets                                                               $110,000              $ 99,495
==================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
    Accounts payable                                                               $ 19,085              $ 14,811
    Accrued expenses                                                                  2,136                 3,117
    Accrued bonus                                                                     1,420                 1,174
    Income taxes payable                                                                821                   648
------------------------------------------------------------------------------------------------------------------
        Total current liabilities                                                    23,462                19,750

Deferred taxes                                                                        1,025                   344

Shareholders' equity
    Preferred stock                                                                       -                     -
    Common stock, issued and outstanding shares--
          12,541 and 12,353, respectively                                               125                   124
    Additional paid-in capital                                                       56,248                55,122
    Retained earnings                                                                29,140                24,155
------------------------------------------------------------------------------------------------------------------
        Total shareholders' equity                                                   85,513                79,401
------------------------------------------------------------------------------------------------------------------
        Total liabilities and shareholders' equity                                 $110,000              $ 99,495
==================================================================================================================

                                 CHRONIMED INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                 JUNE 27,                JUNE 28,
FISCAL YEAR ENDED                                                                  2003                    2002
------------------------------------------------------------------------------------------------------------------
Operating activities
    Net income                                                                     $4,985                  $3,737

    Adjustments to reconcile net income to net cash provided by (used in)
         operating activities:
            Depreciation and amortization                                           2,351                   2,871
            Amortization of restricted stock                                          592                       -
            Deferred income taxes                                                   1,511                   1,855
            Gain on sale of Home Service Medical business                               -                  (3,797)
            Income tax benefit of stock option exercises                              169                       -
            Changes in operating assets and liabilities:
                Accounts receivable                                                 4,460                  (4,139)
                Income taxes                                                          173                   7,018
                Inventory                                                            (280)                    499
                Accounts payable                                                    4,274                    (713)
                Accrued expenses                                                     (735)                    424
                Other assets                                                           15                      (3)
------------------------------------------------------------------------------------------------------------------
        Net cash provided by operating activities                                  17,515                   7,752

Investing activities
    Proceeds from sale of Home Service Medical business                                 -                   3,797
    Purchases of property and equipment                                            (1,333)                 (1,305)
------------------------------------------------------------------------------------------------------------------
        Net cash (used in) provided by investing activities                        (1,333)                  2,492

Financing activities
    Net proceeds from issuance of Common Stock                                        366                     162
    Net repayments of borrowings                                                        -                  (4,100)
------------------------------------------------------------------------------------------------------------------
        Net cash provided by (used in) financing activities                           366                  (3,938)

    Increase in cash and cash equivalents                                          16,548                   6,306
    Cash and cash equivalents at beginning of year                                  6,306                       -
------------------------------------------------------------------------------------------------------------------
    Cash and cash equivalents at end of period                                   $ 22,854                  $6,306
==================================================================================================================